Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GEN Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457(a)	690,000(1)	$12.00(2)	$8,280,000(2)(3)	0.00011020	$912.46(2)(3)

Fees to be Paid	Other	Representative Warrants(4)	457(g)

Fees to be Paid	Equity	Class A common stock, par value $0.001 per share, underlying Representative Warrants	457(a)			$662,400(5)	0.00011020	$73.00

Fees Previously Paid

	Total Offering Amounts					$8,942,400		$985.45

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$985.45

(1)

Represents only the additional number of shares being registered and includes an additional 90,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-272253), as amended (the “Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The registrant previously registered 3,450,000 shares of its Class A common stock for which the fee was $4,927.26 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on June 27, 2023. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,280,000 is hereby registered.

(4)

No fee required pursuant to Rule 457(g). The registrant has agreed to issue to the Representative Warrants entitling it to purchase a number of shares of common stock equal to 8% of the shares of common stock sold in the offering at an exercise price equal to 100% of the public offering price of the common stock in the offering.

(5)

The Representative Warrants are exercisable at a per share exercise price equal to 100% of the public offering price. The proposed maximum aggregate offering price of the Representative Warrants, in connection with the additional securities registered hereby, is $662,400, which is equal to 100% of $662,400, or 8% of $8,280,000.